                                                                      EXHIBIT 15
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              [LETTERHEAD OF PRICEWATERHOUSECOOPERS APPEARS HERE]


Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

We are aware that our report dated November 17, 1998, on our review of the interim consolidated financial information of The Limited, Inc. and Subsidiaries for the thirteen-week and thirty-nine-week periods ended October 31, 1998 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8, Registration Nos. 33-18533, 33-25005, 2-92277, 33-24829, 33-24507, 33-24828, 2-95788, 2-88919, 33-24518, 33-6965,
33-14049, 33-22844, 33-44041, 33-49871, 333-04927, 333-04941, and the
registration statements on Form S-3, Registration Nos. 33-20788, 33-31540, 33-43832, and 33-53366. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                             /s/ PricewaterhouseCoopers LLP

                                             PricewaterhouseCoopers LLP

Columbus, Ohio
December 11, 1998